Exhibit (a)(12)

Amended Designation for Existing Series of Shares of Beneficial Interest

Par Value $0.01 Per Share, of

PIMCO Funds

RESOLVED, pursuant to 5.11.6 of the Amended and Restated Declaration of Trust of PIMCO Funds (formerly the Pacific Investment Management Institutional Trust) (the “Trust”) dated December 15, 2010, (“Declaration”), the Series of shares of beneficial interest of the Trust designated as “PIMCO EM Fundamental IndexPLUSTM TR Strategy Fund” by instrument dated November 9, 2010, is hereby redesignated, without in any way changing the rights or privileges of the Series or its shareholders, as “PIMCO EM Fundamental IndexPLUS® AR Strategy Fund”; and

FURTHER RESOLVED, pursuant to 5.11.6 of the Declaration, the Series of shares of beneficial interest of the Trust designated as “PIMCO Fundamental Advantage Total Return Strategy Fund” by instrument dated November 9, 2010, is hereby redesignated, without in any way changing the rights or privileges of the Series or its shareholders, as “PIMCO Fundamental Advantage Absolute Return Strategy Fund”; and

FURTHER RESOLVED, pursuant to 5.11.6 of the Declaration, the Series of shares of beneficial interest of the Trust designated as “PIMCO Fundamental IndexPLUSTM TR Fund” by instrument dated November 9, 2010, is hereby redesignated, without in any way changing the rights or privileges of the Series or its shareholders, as “PIMCO Fundamental IndexPLUS® AR Fund”; and

FURTHER RESOLVED, pursuant to 5.11.6 of the Declaration, the Series of shares of beneficial interest of the Trust designated as “PIMCO International Fundamental IndexPLUSTM TR Strategy Fund” by instrument dated February 28, 2011, is hereby redesignated, without in any way changing the rights or privileges of the Series or its shareholders, as “PIMCO International Fundamental IndexPLUS® AR Strategy Fund”; and

FURTHER RESOLVED, pursuant to 5.11.6 of the Declaration, the Series of shares of beneficial interest of the Trust designated as “PIMCO International StocksPLUS® TR Strategy Fund (Unhedged)” by instrument dated November 9, 2010, is hereby redesignated, without in any way changing the rights or privileges of the Series or its shareholders, as “PIMCO International StocksPLUS® AR Strategy Fund (Unhedged)”; and

FURTHER RESOLVED, pursuant to 5.11.6 of the Declaration, the Series of shares of beneficial interest of the Trust designated as “PIMCO International StocksPLUS® TR Strategy Fund (U.S. Dollar Hedged)” by instrument dated November 9, 2010, is hereby redesignated, without in any way changing the rights or privileges of the Series or its shareholders, as “PIMCO International StocksPLUS® AR Strategy Fund (U.S. Dollar Hedged).”

FURTHER RESOLVED, pursuant to 5.11.6 of the Declaration, the Series of shares of beneficial interest of the Trust designated as “PIMCO Small Cap StocksPLUS® TR Fund” by instrument dated November 9, 2010, is hereby redesignated, without in any way changing the rights or privileges of the Series or its shareholders, as “PIMCO Small Cap StocksPLUS® AR Strategy Fund”; and

FURTHER RESOLVED, pursuant to 5.11.6 of the Declaration, the Series of shares of beneficial interest of the Trust designated as “PIMCO Small Company Fundamental IndexPLUSTM TR Strategy Fund” by instrument dated February 28, 2011, is hereby redesignated, without in any way changing the rights or privileges of the Series or its shareholders, as “PIMCO Small Company Fundamental IndexPLUS® AR Strategy Fund”; and

FURTHER RESOLVED, pursuant to 5.11.6 of the Declaration, the Series of shares of beneficial interest of the Trust designated as “PIMCO StocksPLUS® Total Return Fund” by instrument dated November 9, 2010, is hereby redesignated, without in any way changing the rights or privileges of the Series or its shareholders, as “PIMCO StocksPLUS® Absolute Return Fund”; and

FURTHER RESOLVED, pursuant to 5.11.6 of the Declaration, the Series of shares of beneficial interest of the Trust designated as “PIMCO StocksPLUS® TR Short Strategy Fund” by instrument dated November 9, 2010, is hereby redesignated, without in any way changing the rights or privileges of the Series or its shareholders, as “PIMCO StocksPLUS® AR Short Strategy Fund”; and

FURTHER RESOLVED, pursuant to 5.11.6 of the Declaration, the Series of shares of beneficial interest of the Trust designated as “PIMCO Worldwide Fundamental Advantage TR Strategy Fund” by instrument dated August 14, 2012, is hereby redesignated, without in any way changing the rights or privileges of the Series or its shareholders, as “PIMCO Worldwide Fundamental Advantage AR Strategy Fund”.

IN WITNESS WHEREOF, the undersigned have executed this instrument the 26th day of February, 2013.

/s/ E. Philip Cannon
E. Philip Cannon

/s/ Vern O. Curtis
Vern O. Curtis

/s/ J. Michael Hagan
J. Michael Hagan

/s/ Brent R. Harris
Brent R. Harris

/s/ Douglas M. Hodge
Douglas M. Hodge

/s/ Ronald C. Parker
Ronald C. Parker

/s/ William J. Popejoy
William J. Popejoy